Exhibit 4.8



             INSTRUMENTS DEFINING THE RIGHTS OF
           SECURITY HOLDERS, INCLUDING INDENTURES



The Registrant has various long-term debt agreements which define the rights of the holders of the related debt securities of the Registrant. The Registrant agrees to furnish copies of any unfiled debt agreements to the Commission upon request.



                                        FLEMING COMPANIES, INC.
                                        (Registrant)


                                        KEVIN TWOMEY

Date:    March 14, 2000             By  Kevin Twomey
                                        Senior Vice President, Finance
                                        and Controller (Principal
                                        Accounting Officer)